SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 3, 2010

Date of Report

February 2, 2010

(Date of earliest event reported)

TransAct Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#105-5119 Beckwith Blvd, San Antonio TX 78249

(Address of principal executive offices, including zip code)

210-561-6015

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .

Written communications pursuant to Rule 425 under the Securities Act

     .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This current report and its exhibit may include forward-looking statements. TransAct Energy Corp. based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp, has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2008 and subsequent Quarterly Reports on Form 10-Q.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company has been preparing itself through the guidance of Mr. Rod Bartlett to enter the clean energy sector as a power production and power conservation company. Because Mr. Bartlett has developed the market strategy and opportunities for the Company we have asked him to accept the position of President, Chief Executive Officer and Director. On February 2nd, 2010, the Board of Directors of TransAct Energy accepted the resignation of Mr. Henry Andrews as acting CEO and appointed Rod Bartlett as the new President, Chief Executive Officer and as an independent director. Mr. Bartlett as President and CEO is expected to execute the Company’s business plan and strategies in the clean energy sector.

As one of the original founders Mr. Bartlett has been hands on leading the charge to establish the Company in the energy sector. Mr. Bartlett has overseen the public company transition, negotiated the successful ownership of the Geothermal Assets and started the Company towards bottom line earnings. Mr. Bartlett has spent the past 33 years in business development and his own ventures including a real estate development company, Triple R Developments, LTD (1991-2001). His public company experience includes the reverse takeover (RTO) of a Canadian Public Company, Claddagh Gold (August 1998 to August 2001). Mr. Bartlett through the RTO established a resort management company Resorts Unlimited Management (Toronto Stock Exchange-RUM) of which he was CEO and President from December 2001 to April 2004. Mr. Bartlett went on to accept the position of Director, President and CEO of Quest Oil Corporation (OTCBB-QOIL) which he held from February 2004 until June 30, 2005. From then until August 2008 Mr. Bartlett was responsible for the day to day operations and planning of S2C Global Systems Inc (OTCBB-STWG) as its President, CEO and Director. Mr. Bartlett’s business experience over the past nine years included business planning and execution, mergers and acquisitions, corporate finance, corporate governance, product development, resource development, project management, marketing strategies and execution.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSACT ENERGY CORP.

Date: February 3, 2010

By: /s/ Roderick Bartlett

Roderick Bartlett

President and Chief Executive Officer

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